Exhibit 10.1

EXECUTION COPY

INCREMENTAL AMENDMENT NO. 2

INCREMENTAL AMENDMENT NO. 2, dated as of September 9, 2014 (this “Amendment”), to the Credit Agreement, dated as of June 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Team Health Holdings, Inc., a Delaware corporation (“Holdings”), Team Health, Inc., a Tennessee corporation (the “Borrower”), each lender from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement).
W I T N E S S E T H
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested that revolving credit commitments be made available to the Borrower in an amount equal to $100,000,000 (the “Interim Revolving Credit Facility”), and the Lenders set forth on Schedule I hereto (collectively, the “Interim Revolving Credit Lenders”) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein and in the Credit Agreement, that (a) the Interim Revolving Credit Lenders will provide the commitments set forth adjacent to their names on Schedule I hereto (collectively, the “Interim Revolving Credit Commitments”) and (b) as permitted by Section 2.14 thereof, the Credit Agreement shall be amended as set forth herein without additional consent or approval of the Lenders;
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. Interim Revolving Credit Facility. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Interim Revolving Credit Lender severally agrees to make loans denominated in U.S. dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 of the Credit Agreement from time to time, on any Business Day until the Interim Facility Maturity Date (as defined below), in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Interim Revolving Credit Commitment. Within the limits of each Lender’s Interim Revolving Credit Commitment, and subject to the other terms and conditions hereof and of the Credit Agreement, the Borrower may borrow under this Section 1(a), prepay under Section 2.05 of the Credit Agreement, and reborrow under this Section 1(a). Revolving Credit Loans under this Section 1(a) may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein or in the Credit Agreement.

(b) The “Interim Facility Maturity Date” shall be the earlier of (i) the date that is 364 days after the Interim Facility Closing Date (as defined below) and (ii) the date that the Revolving Credit Commitments and Tranche A Term Loans are refinanced or are otherwise amended or increased.

(c) Any borrowing under the Interim Revolving Credit Facility shall be deemed a “Revolving Credit Borrowing” for purposes of the Credit Agreement (other than Sections 2.03 and 2.04 thereof).

(d) The Interim Revolving Credit Facility shall be deemed a “Facility” (separate from the Revolving Credit Facility) for purposes of the Credit Agreement.

Exhibit 10.1

(e) The Interim Revolving Credit Lenders shall be deemed “Revolving Credit Lenders” for purposes of the definition of “Revolving Credit Borrowing” and Sections 2.02(b), 2.05(a) and 2.16(a) of the Credit Agreement. For the avoidance of doubt, the Interim Revolving Credit Lenders shall constitute “Lenders” for all purposes under the Credit Agreement.

(f) If for any reason the aggregate outstanding principal amount of Revolving Credit Loans under the Interim Revolving Credit Facility at any time exceeds the aggregate Interim Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans under the Interim Revolving Credit Facility in an aggregate amount equal to such excess.

(g) For Purposes of Section 2.05(b)(iv) of the Credit Agreement, references to Section 2.05 of the Credit Agreement (including Section 2.05(b)) shall be deemed to include Section 1(f) hereof.

(h) The Borrower shall repay to the Administrative Agent for the ratable account of the Interim Revolving Credit Lenders on the Interim Facility Maturity Date for the Interim Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans under the Interim Revolving Credit Facility outstanding on such date.

(i) The Borrower shall pay to the Administrative Agent for the account of each Interim Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Interim Revolving Credit Commitment exceeds the sum of the Outstanding Amount of Revolving Credit Loans under the Interim Revolving Credit Facility; provided that any commitment fee accrued with respect to any of the Interim Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Interim Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the date hereof until the Interim Facility Maturity Date, including at any time during which one or more of the conditions in Article IV of the Credit Agreement is not met, and shall be due and payable quarterly in arrears on the third Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Interim Facility Closing Date (as defined below), and on the Interim Facility Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of this Section 1(i), the Applicable Rate with respect to unused Interim Revolving Credit Commitments shall be equivalent to the Applicable Rate with respect to unused Revolving Credit Commitments.

(j) Solely for purposes of (i) the definition of “Revolving Credit Exposure” set forth in the Credit Agreement, (ii) the proviso set forth in Section 2.01(b) of the Credit Agreement, (iii) Section 2.04(a) of the Credit Agreement, (iv) Section 2.07(c) of the Credit Agreement and (v) Section 2.16(b) of the Credit Agreement, in each case, “Revolving Credit Loans” shall be deemed to exclude any Incremental Revolving Credit Loans made under the Interim Revolving Credit Facility.

(k) For the avoidance of doubt, the Interim Revolving Credit Commitments shall constitute Incremental Revolving Credit Loans in accordance with Section 2.14 of the Credit Agreement.

Exhibit 10.1

(l) The consent of the Borrower shall be required for the assignment of Interim Revolving Credit Commitments to any Lender who is not an existing Revolving Credit Lender.

(m) The Interim Revolving Credit Facility shall be deemed a “Revolving Credit Facility” for purposes of Section 10.07(b)(ii)(A). Section 10.07(b)(ii)(C) shall not apply to an assignment of an Incremental Revolving Credit Loan or an Interim Revolving Credit Commitment.

(n) For the avoidance of doubt, the Lenders shall not be permitted to assign Interim Revolving Credit Commitments to any Purchasing Borrower Party.

(o) For purposes of the definition of “Pro Rata Share”, with respect to the Interim Revolving Credit Facility, at any time any Interim Revolving Credit Lender shall be a Defaulting Lender, “Pro Rata Share” shall mean the percentage of the total Interim Revolving Credit Commitments (disregarding any such Defaulting Lender’s Interim Revolving Credit Commitment) represented by such Lender’s Interim Revolving Credit Commitment.

(p) “Revolving Credit Commitments” shall be deemed to include Interim Revolving Credit Commitments for purposes of the definition of “Required Lenders”.

SECTION 2. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment and the obligations of each Interim Revolving Credit Lender to provide the Interim Revolving Credit Commitments hereunder are subject to the satisfaction (or waiver by each Interim Revolving Credit Lender in accordance herewith) of each of the following conditions (the date on which such conditions shall have been so satisfied or waived, the “Interim Facility Closing Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of the Borrower, Holdings, the Interim Revolving Credit Lenders and the Administrative Agent.

(b) No Default or Event of Default shall exist on the Interim Facility Closing Date, and at the time that the Interim Revolving Credit Facility becomes effective (and immediately after giving effect thereto), no Default or Event of Default shall exist.

(c) The Borrower shall be in compliance with the covenant set forth in Section 7.11 of the Credit Agreement determined on a Pro Forma Basis as of the date of the Interim Revolving Credit Facility and the last day of the most recent Test Period.

(d) The First Lien Leverage Ratio, determined on a Pro Forma Basis as of the Interim Facility Closing Date, shall not to exceed 3.75:1.00.

(e) Both before and after giving effect to the transactions contemplated hereby, the conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied.

(f) The Administrative Agent shall have received all fees required to be paid pursuant to the Fee Letter dated as of the date hereof, among Holdings, the Borrower and JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (the “Fee Letter”), and all other amounts due and payable on or prior to the Interim Facility Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document, shall have been paid, on or prior to effectiveness.

Exhibit 10.1

(g) Each of the representations and warranties made or deemed to be made in this Amendment shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(h) The Administrative Agent shall have received an executed legal opinion of (i) Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, and (ii) London & Amburn, P.C., Tennessee counsel to the Borrower, in each case dated as of the Interim Facility Closing Date and covering such matters as the Administrative Agent shall reasonably request.

(i) The Administrative Agent shall have received (x) a certificate of good standing with respect to each of the Borrower and Holdings and (y) a closing certificate executed by a Responsible Officer of each of the Borrower and Holdings dated the Interim Facility Closing Date, substantially in the form of the closing certificate delivered in connection with the Credit Agreement certifying as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of the Borrower or Holdings and attaching (A) a true and complete copy of the certificate of incorporation or formation (or equivalent thereof), as applicable, of each of the Borrower and Holdings, including all amendments thereto, as in effect on the Interim Facility Closing Date, certified as of a recent date by the Secretary of State of the state of its organization, to the extent possible, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (x) above; provided that, in lieu of the delivery requirement in this clause (A), if there has been no change to, and no action has been taken to amend, the certificate of incorporation or formation (or equivalent thereof), as applicable, of the Borrower or Holdings, the Administrative Agent shall accept a representation from the Borrower or Holdings as to such fact, (B) a true and complete copy of the by-laws or limited liability company agreement (or equivalent thereof), as applicable, of the Borrower or Holdings as in effect on the Interim Facility Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below; provided that, in lieu of the delivery requirement in this clause (B), if there has been no change to, and no action has been taken to amend, the by-laws or limited liability company agreement (or equivalent thereof), as applicable, of the Borrower or Holdings, the Administrative Agent shall accept a representation from the Borrower or Holdings as to such fact, and (C) a true and complete copy of resolutions duly adopted by the Board of Directors and/or similar governing bodies of the Borrower and Holdings approving and authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(j) The Administrative Agent shall have received (together with a copy to the Lenders) a notice from the Borrower requesting the Interim Revolving Credit Facility and describing the requested amount of revolving credit commitments so requested and the other proposed terms thereof.

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing;

Exhibit 10.1

(b) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates; and

(c) No Default exists or would result from the Interim Revolving Credit Facility or from the application of the proceeds therefrom.

SECTION 4. Additional Fees. The Borrower shall pay all fees required to be paid pursuant to the Fee Letter in accordance with the terms thereof.

SECTION 5. Effects on Loan Documents. (a) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

(c) The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Amendments; Execution in Counterparts. (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Interim Revolving Credit Lenders. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or other electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 8. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 10.02 of the Credit Agreement.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TEAM HEALTH HOLDINGS, INC.
By:	/s/ David Jones
Name:	David Jones
Title:	Executive Vice President and Chief
Financial Officer

TEAM HEALTH, INC.
By:	/s/ David Jones
Name:	David Jones
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Incremental Amendment]

Exhibit 10.1

JPMORGAN CHASE BANK, N.A., as Interim
Revolving Credit Lender and Administrative Agent

By:	/s/ John Kushnerick
Name:	John Kushnerick
Title:	Vice President

[Signature Page to Incremental Amendment]

Exhibit 10.1

SCHEDULE I

Interim Revolving Credit Lender	Interim Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$100,000,000.00
TOTAL: $100,000,000.00